EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Nature’s Best Brands, Inc. (the “Company”) on Form 10-Q for period ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof, I, Lawrence Biggs, chief executive officer, and Douglas W. Samuelson, chief financial officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2018	By:	/s/ Lawrence Biggs
Lawrence Biggs
Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Douglas W. Samuelson
Douglas W. Samuelson
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Nature’s Best Brands, Inc. and will be retained by Nature’s Best Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.